Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Jesse E. Morris, CFO and COO, jmorris@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MAIN STREET ANNOUNCES
THIRD QUARTER 2023 RESULTS

Third Quarter 2023 Net Investment Income of $0.99 Per Share

Third Quarter 2023 Distributable Net Investment Income(1) of $1.04 Per Share

Net Asset Value of $28.33 Per Share

HOUSTON, November 2, 2023 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce its financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•Net investment income of $82.2 million (or $0.99 per share)
•Distributable net investment income(1) of $86.2 million (or $1.04 per share)
•Total investment income of $123.2 million
•An industry leading position in cost efficiency, with a ratio of total non-interest operating expenses as a percentage of quarterly average total assets (“Operating Expenses to Assets Ratio”) of 1.3% on an annualized basis for the quarter and 1.4% for the trailing twelve-month (“TTM”) period ended September 30, 2023
•Net increase in net assets resulting from operations of $103.3 million, or $1.25 per share
•Return on equity(2) of 17.9% on an annualized basis for the quarter and 18.2% for the TTM period ended September 30, 2023
•Net asset value of $28.33 per share at September 30, 2023, representing an increase of $0.64 per share, or 2.3%, compared to $27.69 per share at June 30, 2023, and $1.47 per share, or 5.5%, compared to $26.86 per share at December 31, 2022
•Declared regular monthly dividends totaling $0.705 per share for the fourth quarter of 2023, or $0.235 per share for each of October, November and December 2023, representing a 6.8% increase from the regular monthly dividends paid in the fourth quarter of 2022
•Declared and paid a supplemental dividend of $0.275 per share, resulting in total dividends paid in the third quarter of 2023 of $0.965 per share and representing a 29.5% increase from the total dividends paid in the third quarter of 2022 and a 7.2% increase from the total dividends paid in the second quarter of 2023

•Completed $19.6 million in total lower middle market (“LMM”) portfolio investments, which after aggregate repayments of debt principal and return of invested equity capital from several LMM portfolio investments resulted in a net decrease of $5.0 million in the total cost basis of our LMM investment portfolio
•Completed $134.6 million in total private loan portfolio investments, which after aggregate repayments of debt principal from and sale of several private loan portfolio investments resulted in a net increase of $53.7 million in the total cost basis of our private loan investment portfolio
•Net decrease of $10.9 million in the cost basis of our middle market investment portfolio from net investment activity
•Completed the initial closing of limited partner equity commitments to a new private fund managed by our External Investment Manager (as defined below)
•Expanded our total commitments under the Corporate Facility (as defined in the Liquidity and Capital Resources section below) from $980.0 million to $995.0 million

In commenting on Main Street’s operating results for the third quarter of 2023, Dwayne L. Hyzak, Main Street’s Chief Executive Officer, stated, “We are pleased with our performance in the third quarter, which included continued strength in the underlying performance of the majority of our lower middle market and private loan portfolio companies and significant contributions from our asset management business. Our results were highlighted by a return on equity of 18%, which highlights the strength of the current investment income generating capabilities of our existing investment portfolio and the unique benefits provided by the equity investments in our lower middle market investment portfolio and by our asset management business, both of which also contributed meaningful fair value increases to our third quarter results. We believe that these results demonstrate the continued and sustainable strength of our overall platform, the benefits of our differentiated and diversified investment strategies, the unique contributions of our asset management business and the underlying strength and quality of our portfolio companies. We are also pleased that we were able to significantly expand our commitments under our credit facilities with the support of existing and new lender relationships, which we believe is another testament to the strength of our platform. We continue to focus on maintaining a conservative capital structure and significant liquidity as one of our key strengths, and we believe this strength has us well positioned for the future.”

Mr. Hyzak continued, “Based upon this strong performance, our distributable net investment income in the third quarter exceeded the monthly dividends paid to our shareholders by 51% and the total dividends paid to our shareholders by 8%. This performance allowed us to deliver significant value to our shareholders, while still conservatively retaining a meaningful portion of our income and growing our net asset value per share. In addition, our strong third quarter results and favorable outlook for the fourth quarter resulted in the declaration of an increase to our monthly dividends for the first quarter of 2024 and a $0.275 per share supplemental dividend to be paid in December 2023. This December 2023 supplemental dividend represents our ninth consecutive quarterly supplemental dividend and will result in a 29% increase in the total dividends paid in the fourth quarter of 2023 and a 25% increase in the total dividends paid for the full year, in both cases when compared to the prior year. We are very pleased to be in the position to provide these significant increases to our shareholders.”

Third Quarter 2023 Operating Results

The following table provides a summary of our operating results for the third quarter of 2023:

	Three Months Ended September 30,
	2023	2022	Change ($)	Change (%)
Interest income	$99,381	$75,023	$24,358	32%
Dividend income	21,192	19,424	1,768	9%
Fee income	2,664	3,940	(1,276)	(32)%
Total investment income	$123,237	$98,387	$24,850	25%

Net investment income	$82,179	$62,448	$19,731	32%
Net investment income per share	$0.99	$0.83	$0.16	19%

Distributable net investment income(1)	$86,171	$65,767	$20,404	31%
Distributable net investment income per share(1)	$1.04	$0.88	$0.16	18%

Net increase in net assets resulting from operations	$103,261	$55,338	$47,923	87%
Net increase in net assets resulting from operations per share	$1.25	$0.74	$0.51	69%

The $24.9 million increase in total investment income in the third quarter of 2023 from the comparable period of the prior year was principally attributable to (i) a $24.4 million increase in interest income, primarily due to an increase in interest rates on floating rate investment portfolio debt investments primarily resulting from increases in benchmark index rates and higher average levels of income producing investment portfolio debt investments and (ii) a $1.8 million increase in dividend income, primarily due to increased dividend income from our LMM portfolio companies and an increase in dividend income from the External Investment Manager, partially offset by a $1.3 million decrease in fee income. The $24.9 million increase in total investment income in the third quarter of 2023 includes consistent amounts of certain income considered less consistent or non-recurring, including income from accelerated prepayment, repricing and other activity related to portfolio debt investments, when compared to the same period in 2022, and in both periods the amount of such items was not significant.

Total cash expenses(3) increased $4.4 million, or 13.6%, to $37.1 million in the third quarter of 2023 from $32.6 million for the same period in 2022. This increase in total cash expenses was principally attributable to (i) a $5.2 million increase in interest expense, (ii) a $1.0 million increase in cash compensation expenses(3) and (iii) a $0.3 million increase in general and administrative expense, partially offset by a $2.1 million increase in expenses allocated to the External Investment Manager. The increase in interest expense is primarily related to an increased weighted average interest rate on our debt obligations resulting from an increased average interest rate on our Credit Facilities (as defined below) due to increases in benchmark index rates and the addition of our SPV Facility and the December 2025 Notes (each defined below) at higher contractual interest rates than debt obligations repaid with such borrowing proceeds, partially offset by decreased average outstanding borrowings. The increase in cash compensation expenses(3) is primarily related to (i) increased base compensation rates, (ii) increased incentive compensation accruals and (iii) increased headcount to support our growing investment portfolio and asset management activities.

Non-cash compensation expenses(3) increased $0.7 million in the third quarter of 2023 from the comparable period of the prior year, resulting from a $0.5 million increase in share-based compensation and a $0.1 million decrease in deferred compensation benefit.

Our Operating Expenses to Assets Ratio (which includes non-cash compensation expenses(3)) was 1.3% for the third quarter of 2023, on an annualized basis, as compared to 1.5% for the same period in 2022.

The $19.7 million increase in net investment income and the $20.4 million increase in distributable net investment income(1) in the third quarter of 2023 from the comparable period of the prior year were both principally attributable to the increase in total investment income, partially offset by increased expenses, each as discussed above.

Net investment income and distributable net investment income(1) on a per share basis for the third quarter of 2023 each increased by $0.16 per share, compared to the third quarter of 2022, to $0.99 per share and $1.04 per share, respectively. These increases include the impact of a 10.5% increase in the average shares outstanding compared to the third quarter of 2022 primarily due to shares issued since the beginning of the comparable period in prior year through our (i) at-the-market (“ATM”) equity issuance program and public offering in August 2022, (ii) dividend reinvestment plan and (iii) equity incentive plans. Net investment income and distributable net investment income(1) on a per share basis in the third quarter of 2023 included consistent amounts of items considered less consistent or non-recurring in nature as the same period in the prior year, as discussed above, and in the case of both quarters the total amount of such items was less than $0.01 per share.

The $103.3 million net increase in net assets resulting from operations in the third quarter of 2023 represents a $47.9 million increase from the third quarter of 2022. This increase was primarily the result of (i) a $37.1 million increase in net unrealized appreciation from portfolio investments (including the impact of accounting reversals relating to realized gains/income (losses)) and (ii) a $19.7 million increase in net investment income as discussed above, partially offset by (i) a $4.5 million increase in income tax provision and (ii) a $4.4 million decrease in net realized gain from investments resulting from a net realized gain of $0.7 million in the third quarter of 2023 compared to a net realized gain of $5.0 million in the third quarter of 2022. The $0.7 million net realized gain from investments for the third quarter of 2023 was primarily the result of $1.7 million of realized gains on two other portfolio investments, partially offset by a realized loss of $0.9 million on the full exit of one private loan investment.

The following table provides a summary of the total net unrealized appreciation of $27.0 million for the third quarter of 2023:

	Three Months Ended September 30, 2023
	LMM (a)	Private Loan	Middle Market	Other		Total
	(dollars in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$(0.3)	$1.0	$0.4	$(1.7)		$(0.6)
Net unrealized appreciation (depreciation) relating to portfolio investments	24.5	(14.3)	4.0	13.4	(b)	$27.6
Total net unrealized appreciation (depreciation) relating to portfolio investments	$24.2	$(13.3)	$4.4	$11.7		$27.0

(a)LMM includes unrealized appreciation on 32 LMM portfolio investments and unrealized depreciation on 23 LMM portfolio investments.
(b)Other includes (i) $12.2 million of unrealized appreciation relating to the External Investment Manager and (ii) $1.4 million of net unrealized appreciation relating to the other portfolio, partially offset by $0.2 million of unrealized depreciation relating to Main Street’s deferred compensation plan assets.

Liquidity and Capital Resources

As of September 30, 2023, we had aggregate liquidity of $834.0 million, including (i) $77.0 million in cash and cash equivalents and (ii) $757.0 million of aggregate unused capacity under our corporate revolving credit facility (our “Corporate Facility”) and our special purpose vehicle revolving credit facility (our “SPV Facility” and, together with our Corporate Facility, our “Credit Facilities”), which we maintain to support our investment and operating activities.

Several details regarding our capital structure as of September 30, 2023 are as follows:

•Our Corporate Facility included $995.0 million in total commitments from a diversified group of 18 participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $1.4 billion.
•$323.0 million in outstanding borrowings under our Corporate Facility, with an interest rate of 7.3% based on SOFR effective for the contractual reset date of October 1, 2023.
•Our SPV Facility included $255.0 million in total commitments from a diversified group of four participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $450.0 million.
•$170.0 million in outstanding borrowings under our SPV Facility, with an interest rate of 7.9% based on SOFR effective for the contractual reset date of October 1, 2023.
•$500.0 million of notes outstanding that bear interest at a rate of 3.00% per year (the “July 2026 Notes”). The July 2026 Notes mature on July 14, 2026 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$450.0 million of notes outstanding that bear interest at a rate of 5.20% per year (the “May 2024 Notes”). The May 2024 Notes mature on May 1, 2024 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.

•$350.0 million of outstanding Small Business Investment Company (“SBIC”) debentures through our wholly owned SBIC subsidiaries. These debentures, which are guaranteed by the U.S. Small Business Administration, had a weighted-average annual fixed interest rate of 3.0% and mature ten years from original issuance. The first maturity related to our existing SBIC debentures occurs in the first quarter of 2024, and the weighted-average remaining duration was 4.9 years.
•$150.0 million of notes outstanding that bear interest at a weighted average rate of 7.74% per year (the “December 2025 Notes”). The December 2025 Notes mature on December 23, 2025 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•We maintain investment grade debt ratings from each of Fitch Ratings and S&P Global Ratings, both of which have assigned us investment grade corporate and credit ratings of BBB- with a stable outlook.
•Our net asset value totaled $2.4 billion, or $28.33 per share.
In October 2023, we expanded our total commitments under the SPV Facility from $255.0 million to $430.0 million and added two new lender relationships to the SPV Facility, expanding and diversifying the lender group to six participating lenders. The commitment increases were executed under the accordion feature of the SPV Facility.

Investment Portfolio Information as of September 30, 2023(4)

The following table provides a summary of the investments in our LMM portfolio, private loan portfolio and middle market portfolio as of September 30, 2023:

	As of September 30, 2023
	LMM (a)	Private Loan	Middle Market
	(dollars in millions)
Number of portfolio companies	79	89	27
Fair value	$2,190.4	$1,544.0	$290.6
Cost	$1,716.9	$1,577.5	$343.3
Debt investments as a % of portfolio (at cost)	71.9%	96.2%	92.7%
Equity investments as a % of portfolio (at cost)	28.1%	3.8%	7.3%
% of debt investments at cost secured by first priority lien	99.2%	99.5%	99.2%
Weighted-average annual effective yield (b)	12.9%	12.9%	12.3%
Average EBITDA (c)	$8.2	$28.8	$65.7

(a)We had equity ownership in all of our LMM portfolio companies, and our average fully diluted equity ownership in those portfolio companies was 40%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments at cost, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt instruments and any debt investments on non-accrual status.
(c)The average EBITDA is calculated using a simple average for the LMM portfolio and a weighted-average for the private loan and middle market portfolios. These calculations exclude certain portfolio companies, including two LMM portfolio companies and two private loan portfolio companies, as EBITDA is not a meaningful valuation metric for our investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate.

The fair value of our LMM portfolio company equity investments was 201% of the cost of such equity investments, and our LMM portfolio companies had a median net senior debt (senior interest-bearing debt through our debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of 2.7 to 1.0 and a median total EBITDA to senior interest expense ratio of 2.4 to 1.0. Including all debt that is junior in priority to our debt position, these median ratios were 2.8 to 1.0 and 2.4 to 1.0, respectively.(4) (5)

As of September 30, 2023, our investment portfolio also included:

•Other portfolio investments in 15 entities, collectively totaling $123.6 million in fair value and $132.2 million in cost basis, which comprised 2.9% and 3.5% of our investment portfolio at fair value and cost, respectively; and
•Our investment in the External Investment Manager, with a fair value of $146.1 million and a cost basis of $29.5 million, which comprised 3.4% and 0.8% of our investment portfolio at fair value and cost, respectively.

As of September 30, 2023, non-accrual investments comprised 1.0% of the total investment portfolio at fair value and 3.1% at cost, and our total portfolio investments at fair value were 113% of the related cost basis.

External Investment Manager

MSC Adviser I, LLC is our wholly owned portfolio company and registered investment adviser that provides investment management services to external parties (the “External Investment Manager”). We share employees with the External Investment Manager and allocate costs related to such shared employees and other operating expenses to the External Investment Manager. The total contribution of the External Investment Manager to our net investment income consists of the combination of the expenses we allocate to the External Investment Manager and the dividend income we earn from the External Investment Manager. During the third quarter of 2023, the External Investment Manager earned $5.7 million of management fee income, an increase of $0.2 million from the third quarter of 2022, and incentive fees of $2.6 million, an increase of $2.8 million from the third quarter of 2022. In addition, we allocated $5.4 million of total expenses to the External Investment Manager, an increase of $2.1 million from the third quarter of 2022. The increase in management fee income was attributable to an increase in assets under management. The increase in incentive fees was attributable to the favorable performance and improved operating results from the assets managed for clients. The increase in expenses allocated to the External Investment Manager was primarily related to increased overall operating costs at Main Street, an increase in assets under management and the positive operating results from the assets managed for clients. The combination of the dividend income we earned from the External Investment Manager and expenses we allocated to it resulted in a total contribution to our net investment income of $7.6 million, representing an increase of $2.6 million from the third quarter of 2022. During the third quarter, we completed the initial closing of limited partner equity commitments for a new private fund managed by our External Investment Manager. This new fund is exclusively focused on investments in our private loan investment strategy and provides us an additional opportunity for continued growth of the benefits from the External Investment Manager. The External Investment Manager ended the third quarter of 2023 with total assets under management of $1.5 billion.

Third Quarter 2023 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Friday, November 3, 2023 at 10:00 a.m. Eastern Time to discuss the third quarter 2023 financial results.

You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street web site at https://www.mainstcapital.com.

A telephonic replay of the conference call will be available through Friday, November 10, 2023 and may be accessed by dialing 201-612-7415 and using the passcode 13741922#. An audio archive of the conference call will also be available on the investor relations section of the company’s website at https://www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street’s Third Quarter 2023 Investor Presentation to be posted on the investor relations section of the Main Street website at https://www.mainstcapital.com.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market investment strategy. Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

Main Street, through its wholly-owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to our ability to successfully source and execute on new portfolio investments and delivery of future financial performance and results, are based on current conditions and information available to Main Street as of the date hereof and include statements regarding Main Street’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Main Street’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which Main Street’s portfolio companies operate; the impacts of macroeconomic factors on Main Street and its portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, risk of recession, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact Main Street’s operations or the operations of its portfolio companies; the operating and financial performance of Main Street’s portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in Main Street’s filings with the Securities and Exchange Commission (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$48,645	$41,367	$145,485	$110,751
Affiliate investments	15,267	12,490	53,722	38,300
Non‑Control/Non‑Affiliate investments	59,325	44,530	171,867	113,930
Total investment income	123,237	98,387	371,074	262,981
EXPENSES:
Interest	(26,414)	(21,234)	(78,165)	(55,216)
Compensation	(11,560)	(10,404)	(34,860)	(26,480)
General and administrative	(4,324)	(4,018)	(12,915)	(11,483)
Share‑based compensation	(4,164)	(3,617)	(12,351)	(10,031)
Expenses allocated to the External Investment Manager	5,404	3,334	16,089	9,613
Total expenses	(41,058)	(35,939)	(122,202)	(93,597)
NET INVESTMENT INCOME	82,179	62,448	248,872	169,384
NET REALIZED GAIN (LOSS):
Control investments	546	(5,822)	(50,532)	(5,822)
Affiliate investments	(228)	601	(16,495)	1,340
Non‑Control/Non‑Affiliate investments	346	10,252	(36,196)	7,784
Total net realized gain (loss)	664	5,031	(103,223)	3,302
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	29,838	7,517	122,779	20,618
Affiliate investments	5,188	(1,069)	26,859	3,703
Non‑Control/Non‑Affiliate investments	(8,015)	(16,529)	17,432	(44,243)
Total net unrealized appreciation (depreciation)	27,011	(10,081)	167,070	(19,922)
INCOME TAXES:
Federal and state income, excise and other taxes	(1,256)	(1,540)	(4,663)	(3,658)
Deferred taxes	(5,337)	(520)	(18,690)	(13,819)
Income tax provision	(6,593)	(2,060)	(23,353)	(17,477)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$103,261	$55,338	$289,366	$135,287
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED	$0.99	$0.83	$3.07	$2.31
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED	$1.25	$0.74	$3.57	$1.84
WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	82,921,764	75,036,522	81,065,195	73,363,281

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Investments at fair value:
Control investments	$1,927,019	$1,703,172
Affiliate investments	565,942	618,359
Non‑Control/Non‑Affiliate investments	1,801,761	1,780,646
Total investments	4,294,722	4,102,177
Cash and cash equivalents	77,047	49,121
Interest and dividend receivable and other assets	84,897	82,731
Receivable for securities sold	4,345	381
Deferred financing costs, net	6,749	7,475
Total assets	$4,467,760	$4,241,885
LIABILITIES
Credit Facilities	$493,000	$607,000
July 2026 Notes (par: $500,000 as of both September 30, 2023 and December 31, 2022)	498,530	498,136
May 2024 Notes (par: $450,000 as of both September 30, 2023 and December 31, 2022)	450,318	450,727
SBIC debentures (par: $350,000 ($63,800 due within one year) and $350,000 as of September 30, 2023 and December 31, 2022, respectively)	344,239	343,914
December 2025 Notes (par: $150,000 and $100,000 as of September 30, 2023 and December 31, 2022, respectively)	148,835	99,325
Accounts payable and other liabilities	57,095	52,092
Interest payable	18,733	16,580
Dividend payable	19,664	17,676
Deferred tax liability, net	66,539	47,849
Total liabilities	2,096,953	2,133,299

NET ASSETS
Common stock	836	784
Additional paid‑in capital	2,225,614	2,030,531
Total undistributed earnings	144,357	77,271
Total net assets	2,370,807	2,108,586
Total liabilities and net assets	$4,467,760	$4,241,885
NET ASSET VALUE PER SHARE	$28.33	$26.86

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income,
Total Cash Expenses, Non-Cash Compensation Expenses
and Cash Compensation Expenses
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net investment income	$82,179	$62,448	$248,872	$169,384
Non-cash compensation expenses(3)	3,992	3,319	13,068	8,132
Distributable net investment income(1)	$86,171	$65,767	$261,940	$177,516

Per share amounts:
Net investment income per share -
Basic and diluted	$0.99	$0.83	$3.07	$2.31
Distributable net investment income per share -
Basic and diluted(1)	$1.04	$0.88	$3.23	$2.42

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Share‑based compensation	$(4,164)	$(3,617)	$(12,351)	$(10,031)
Deferred compensation (expense) benefit	172	298	(717)	1,899
Total non-cash compensation expenses(3)	(3,992)	(3,319)	(13,068)	(8,132)

Total expenses	(41,058)	(35,939)	(122,202)	(93,597)
Less non-cash compensation expenses(3)	3,992	3,319	13,068	8,132
Total cash expenses(3)	$(37,066)	$(32,620)	$(109,134)	$(85,465)

Compensation	$(11,560)	$(10,404)	$(34,860)	$(26,480)
Share-based compensation	(4,164)	(3,617)	(12,351)	(10,031)
Total compensation expenses	(15,724)	(14,021)	(47,211)	(36,511)
Non-cash compensation expenses(3)	3,992	3,319	13,068	8,132
Total cash compensation expenses(3)	$(11,732)	$(10,702)	$(34,143)	$(28,379)

MAIN STREET CAPITAL CORPORATION
Endnotes

(1) Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impact of non-cash compensation expenses(3). Main Street believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses(3) do not result in a net cash impact to Main Street upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of net investment income in accordance with U.S. GAAP to distributable net investment income is detailed in the financial tables included with this press release.

(2) Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.

(3) Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to Main Street upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in Main Street’s Consolidated Statements of Operations as unrealized appreciation (depreciation) and an increase (decrease) in compensation expenses, respectively. Cash compensation expenses are total compensation expenses as determined in accordance with U.S. GAAP, less non-cash compensation expenses. Total cash expenses are total expenses, as determined in accordance with U.S. GAAP, excluding non-cash compensation expenses. Main Street believes presenting cash compensation expenses, non-cash compensation expenses and total cash expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to Main Street upon settlement. However, cash compensation expenses, non-cash compensation expenses and total cash expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of compensation expenses and total expenses in accordance with U.S. GAAP to cash compensation expenses, non-cash compensation expenses and total cash expenses is detailed in the financial tables included with this press release.

(4) Portfolio company financial information has not been independently verified by Main Street.

(5) These credit statistics exclude portfolio companies on non-accrual or for which EBITDA is not a meaningful metric.